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                                                                   Exhibit 10.27

                                                     SERVICE AGREEMENT NO. 39653
                                                     CONTROL NO. 1993-09-21-0010

                             FTS SERVICE AGREEMENT
                               (10,000 Dt / day)

THIS AGREEMENT, made and entered into this 5th day of November, 1993, by and between:

                 COLUMBIA GAS TRANSMISSION CORPORATION
                 ("SELLER")
                 AND
                 PIEDMONT NATURAL GAS CO
                 ("BUYER")

WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Service to be Rendered. Seller shall perform and Buyer shall receive service in accordance with the provisions of the effective FTS Rate Schedule and applicable General Terms and Conditions of Seller's FERC Gas Tariff, Second Revised Volume No. 1 (Tariff), on file with the Federal Energy Regulatory Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. The maximum obligation of Seller to deliver gas hereunder to or for Buyer, the designation of the points of delivery at which Seller shall deliver or cause gas to be delivered to or for Buyer, and the points of receipt at which Buyer shall deliver or cause gas to be delivered, are specified in Appendix A, as the same may be amended from time to time by agreement between Buyer and Seller, or in accordance with the rules and regulations of the Commission. Service hereunder shall be provided subject to the provisions of Part 284.223 of Subpart G of the Commission's regulations. Buyer warrants that service hereunder is being provided on behalf of BUYER.

Section 2. Term. Service under this Agreement shall commence as of December 01, 1993, and shall continue in full force and effect until MARCH 31, 1994. Pre-granted abandonment shall apply upon termination of this Agreement, subject to any right of first refusal Buyer may have under the Commission's regulations and Seller's Tariff.

Section 3. Rates. Buyer shall pay Seller the charges and furnish Retainage as described in the above-referenced Rate Schedule, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement.
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Section 4. Notices.  Notices to Seller under this Agreement shall be addressed to it  at  Post  Office  Box  1273,  Charleston, West  Virginia  25326-1273,
Attention: Director, Transportation and Exchange and notices to Buyer shall be addressed to it at:



                 PIEDMONT NATURAL GAS CO
                 P 0 BOX 33068
                 CHARLOTTE, NC 28233

                 ATTN:  CHUCK FLEENOR;

until changed by either party by written notice.

Section 5. Superseded Agreements. This Service Agreement supersedes and cancels, as of the effective date hereof, the following Service Agreements:
N/A.

PIEDMONT NATURAL GAS COMPANY

By     /s/  C.  W.  Fleenor
       --------------------
Title  Vice President

COLUMBIA GAS TRANSMISSION CORPORATION

By     /s/  H.  M.  Melton, Jr.
       -------------------------------
Title  Vice President - Transportation